Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Post-Effective Amendment No.1 on Form S-8 to Form S-4 (No.333-248400), and Form S-8 (Nos. 333-249461, 333-228115, 333-211413, and 333-200929) of our reports dated February 28, 2022, relating to the financial statements of Enova International, Inc. and the effectiveness of Enova International, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

February 28, 2022